Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Symyx Technologies, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2008, to which this Certification is attached as Exhibit 32.2 (the “Report”), I, Rex S. Jackson, Executive Vice President and Chief Financial Officer of the Company, hereby certify as of the date hereof, pursuant to Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President,
Chief Financial Officer
March 13, 2009

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Symyx Technologies, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.